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                             EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8
(File No. 33-51885) of Frontier Corporation of our report dated April 5, 1996 appearing on page 2 of this Form 11-K.

/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP

Rochester, New York
June 14, 1996